CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Pearl Exhibition and Convention Centre Ltd

15/F - 16/F., Pearl Oriental Tower,
225 Nathan Road, Kowloon.

21 December 2007

Guangzhou City Clifford Development (Panyu) Ltd
33 Zhongliang Road, Shiqiao,
Panyu, Guangzhou,
Guangdong Province, P.R.C.

Dear Sirs

2008 TV Advertising Contract for Clifford Waterfront

Thank you for committing TV Advance Booking Scheme 2008, this letter serves as the advertising contract between Guangzhou City Clifford Development (Panyu) Ltd and Pearl Exhibition and Convention Centre Ltd. The terms and conditions are as follows :-

Contractual Period

1 January – 31 December 2008

1) **Special TVB Jade Rates Card for Clifford Waterfront as per attached Schedule (1)**

2) **Cable TV – Ad Campaign**
Entitlement : (including Cable Finance Info, Cable News, Cable Entertainment, Cable Entertainment News)
30 Sec (12 days – total spot 521) ***

Confidentiality

Both parties acknowledge that the terms of this Agreement are confidential and either parties shall NOT at any time, either during or after the expiration of the Term of this Agreement, disclose or make public any of the terms of this Agreement without the prior written consent of the other party.

Terms & Conditions

1. The commitment Amount is *** If the actual booking is over the commitment amount, the actual amount will be amended accordingly. The actual booking should not be less than 80% of the commitment amount; otherwise surcharge will be charged.

*** Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2. All booking cannot be cancelled after confirmation. Otherwise surcharge will be charged.
3. A delinquency charge of 3% per month will be made on any outstanding accounts.
4. Production of advertising materials is not included in the advertising rate, extra production cost is charged to the advertiser.
5. Publisher reserve the right to withhold the advertisement (i.e. content, size, quality) that is not suitable for publishing.
6. There will not be any reduction of charges on minor discrepancies of the published advertisement.

To validate this contract, please sign and return the duplicate copy within one month from date of this contract to confirm the above terms and conditions.

Yours faithfully

Accepted and agreed by

*** Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Schedule (1)

TVB JADE RATE CARD

***

*** Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.